EXHIBIT 99.1

Keurig Dr Pepper Reports Q3 2024 Results and Reaffirms Fiscal 2024 Guidance
Q3 Performance Led by Strong U.S. Refreshment Beverages and International Momentum
Announced Acquisition of GHOST Advances Position in Attractive Energy Drink Space
Company Reaffirms 2024 Constant Currency Net Sales and Adjusted EPS Outlook
BURLINGTON, MA and FRISCO, TX (October 24, 2024) – Keurig Dr Pepper Inc. (NASDAQ: KDP) today reported results for the third quarter of 2024 and reaffirmed its full year guidance.

	Reported GAAP Basis		Adjusted Basis[1]
	Q3	YTD	Q3	YTD
Net Sales	$3.89 bn	$11.28 bn	$3.89 bn	$11.28 bn
% vs prior year	2.3%	3.1%	3.1%	3.1%
Diluted EPS	$0.45	$1.16	$0.51	$1.34
% vs prior year	21.6%	10.5%	6.3%	8.1%
Commenting on the results, CEO Tim Cofer stated, “Three quarters into the year, we remain on track to achieve our full year outlook, while notching significant progress against our multi-year strategic agenda. This morning’s exciting announcement of our acquisition of GHOST is yet another such step, accelerating our portfolio evolution toward growth-accretive and consumer-preferred spaces. In Q3, we were encouraged by further improvement in our volume/mix performance despite a muted operating environment, and also demonstrated building cost discipline throughout the organization. Both are important elements underpinning our confidence as we focus on a strong finish to 2024 and plan for a healthy 2025.”
Third Quarter Consolidated Results
Net sales for the third quarter increased 2.3% to $3.9 billion. On a constant currency basis, net sales advanced 3.1%, driven by volume/mix growth of 3.5%, partially offset by modestly unfavorable net price realization of 0.4%.
GAAP operating income increased 0.7% to $902 million, despite an unfavorable year-over-year impact of items affecting comparability. Adjusted operating income increased 7.5% to $1,050 million and totaled 27.0% as a percent of net sales. Adjusted operating income growth primarily reflected net productivity savings and disciplined overhead expense management, partially offset by the impact of inflation.
GAAP net income increased 18.9% to $616 million, or $0.45 per diluted share, aided by a favorable year-over-year impact of items affecting comparability. Adjusted net income increased 3.9% to $694 million, and Adjusted diluted EPS increased 6.3% to $0.51. Adjusted diluted EPS growth was driven by the healthy Adjusted operating income growth and a lower share count, partially offset by higher interest expense.
Operating cash flow for the third quarter was $628 million and free cash flow totaled $503 million.

________________________________________
1 Adjusted financial metrics presented in this release are non-GAAP, excluding items affecting comparability and with growth rates presented on a constant currency basis. See reconciliations of GAAP results to Adjusted results on a constant currency basis in the accompanying tables.

Third Quarter Segment Results
U.S. Refreshment Beverages
Net sales for the third quarter increased 5.3% to $2.4 billion, driven by volume/mix growth of 4.0% and higher net price realization of 1.3%. The volume/mix performance reflected an incremental contribution from recent partnerships, as well as healthy base business trends.
GAAP operating income increased 6.8% to $722 million. Adjusted operating income also increased 6.8% to $742 million and totaled 31.0% as a percent of net sales. GAAP and Adjusted operating income growth were driven by the net sales growth, net productivity savings, and an earned C4 performance incentive, partially offset by the impact of cost inflation.
U.S. Coffee
Net sales for the third quarter decreased 3.6% to $1 billion, with volume/mix growth of 2.7% more than offset by unfavorable net price realization of 6.3%.
K-Cup® Pod shipments decreased 0.4%, reflecting owned & licensed market share gains in a still muted at-home coffee category.
Brewer shipments totaled 10.5 million for the twelve months ending September 30, 2024, increasing 3.3% year-over-year, supported by stabilizing coffeemaker category trends and continued Keurig market share momentum.
GAAP operating income decreased 13.3% to $254 million, which included an unfavorable year-over-year impact of items affecting comparability. Adjusted operating income decreased 7.2% to $309 million and totaled 31.7% as a percent of net sales. Adjusted operating income reflected the unfavorable impact of net price realization, which more than offset net productivity savings.
International
Net sales for the third quarter increased 0.4% to $0.5 billion. On a constant currency basis, net sales advanced 6.5%, driven by higher net price realization of 3.4% and volume/mix growth of 3.1%. The quarterly performance reflected broad-based market share gains across the portfolio.
GAAP operating income increased 12.9% to $157 million. Adjusted operating income increased 16.6% to $161 million and totaled 30.7% as a percent of net sales. GAAP and Adjusted operating income growth were driven by the net sales growth and net productivity savings, partially offset by the impact of inflation and an increase in marketing investment.

2024 Guidance
The 2024 guidance provided below is presented on a constant currency, non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP measures, due to the inability to predict the amount and timing of impacts outside of the Company's control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others, which could be material.

KDP reaffirmed its fiscal 2024 guidance for constant currency net sales growth in a mid-single-digit range and Adjusted diluted EPS growth in a high-single-digit range.

Acquisition of GHOST

In a separate press release issued this morning, the Company announced that it has entered into a definitive agreement to acquire GHOST. The full release can be found at https://investors.keurigdrpepper.com/2024-10-24-Keurig-Dr-Pepper-to-Acquire-Disruptive-Energy-Drink-Business-GHOST.

Investor Contacts:
Investor Relations
T: 888-340-5287 / IR@kdrp.com
Media Contact:
Katie Gilroy
T: 781-418-3345 / katie.gilroy@kdrp.com

ABOUT KEURIG DR PEPPER
Keurig Dr Pepper (Nasdaq: KDP) is a leading beverage company in North America, with a portfolio of more than 125 owned, licensed and partner brands and powerful distribution capabilities to provide a beverage for every need, anytime, anywhere. With annual revenue of approximately $15 billion, we hold leadership positions in beverage categories including soft drinks, coffee, tea, water, juice and mixers, and have the #1 single serve coffee brewing system in the U.S. and Canada. Our innovative partnership model builds emerging growth platforms in categories such as premium coffee, energy, sports hydration and ready-to-drink coffee. Our brands include Keurig®, Dr Pepper®, Canada Dry®, Mott's®, A&W®, Snapple®, Peñafiel®, 7UP®, Green Mountain Coffee Roasters®, Clamato®, Core Hydration® and The Original Donut Shop®. Driven by a purpose to Drink Well. Do Good., our 28,000 employees aim to enhance the experience of every beverage occasion and to make a positive impact for people, communities and the planet. For more information, visit www.keurigdrpepper.com and follow us on LinkedIn.
FORWARD LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “outlook,” “guidance,” “anticipate,” “enable,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “on track,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially.
Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the SEC. Our actual financial performance could differ materially from those projected in the forward-looking statements due to a variety of factors, including the inherent uncertainty of estimates, forecasts and projections and the possibility that we are unable to successfully complete the transactions with GHOST Lifestyle LLC (“GHOST”) on the anticipated terms and timing or to successfully integrate GHOST into our business, and our financial performance may be better or worse than anticipated. We are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to and should not be considered replacements for, or superior to, the GAAP measures. These measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define the non-GAAP financial measure in the same way. Non-GAAP financial measures typically exclude certain charges, including one-time costs that are not expected to occur routinely in future periods, described by the Company as “items affecting comparability”. Refer to page A-5 for the Company’s description of items affecting comparability for each period presented. The Company uses non-GAAP financial measures to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Additionally, we use non-GAAP financial measures in making operational and financial decisions and in our budgeting and planning process. We believe that providing non-GAAP financial measures to investors helps investors evaluate our operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.
Adjusted gross profit. Adjusted gross profit is defined as Net sales less Cost of sales, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted gross profit is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted operating income. Adjusted operating income is defined as Income from operations, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted operating income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted net income attributable to KDP. Adjusted net income attributable to KDP is defined as Net income attributable to KDP, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted net income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted diluted EPS. Adjusted diluted EPS is defined as Diluted EPS, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted diluted EPS is useful for investors in providing period-to-period comparisons of the results of our operations since it adjusts for certain items affecting overall comparability.
Adjusted gross margin. Adjusted gross margin is defined as Adjusted gross profit divided by Net sales. Management believes that Adjusted gross margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.
Adjusted operating margin. Adjusted operating margin is defined as Adjusted Income from operations divided by Net sales. Management believes that Adjusted operating margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.
Adjusted interest expense. Adjusted interest expense is defined as Interest expense, net, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted interest expense is useful for investors in evaluating our performance and establishing expectations for the impacts of interest expenses.
Adjusted EBITDA. Adjusted EBITDA is defined as EBITDA, as adjusted for items affecting comparability as described on page A-5. EBITDA is defined as Net income attributable to KDP as adjusted for interest expense, net; provision for income taxes; depreciation expense; amortization of intangibles; and other amortization. Management believes that Adjusted EBITDA is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.

Management leverage ratio. Management leverage ratio is defined as KDP’s total principal amounts of debt less cash and cash equivalents, divided by Adjusted EBITDA. Management believes that the Management leverage ratio is useful for investors in evaluating the Company’s liquidity and assessing the Company's ability to meet its financial obligations.
Free cash flow. Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. Management uses this measure to evaluate the company’s performance and make resource allocation decisions.
Financial measures presented on a constant currency basis. Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates. Because our reporting currency is the U.S. Dollar, the value of financial measures presented in U.S. Dollar will be affected by changes in currency exchange rates. Therefore, we present certain financial measures on a constant currency basis for greater comparability.

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Third Quarter		First Nine Months
(in millions, except per share data)	2024	2023	2024	2023
Net sales	$3,891	$3,805	$11,281	$10,947
Cost of sales	1,751	1,694	5,029	5,051
Gross profit	2,140	2,111	6,252	5,896
Selling, general, and administrative expenses	1,245	1,217	3,716	3,654
Impairment of intangible assets	—	2	—	2
Other operating (income) expense, net	(7)	(4)	8	(9)
Income from operations	902	896	2,528	2,249
Interest expense, net	106	237	488	432
Other income, net	(6)	(5)	(28)	(41)
Income before provision for income taxes	802	664	2,068	1,858
Provision for income taxes	186	146	483	370
Net income	$616	$518	$1,585	$1,488

Earnings per common share:
Basic	$0.45	$0.37	$1.16	$1.06
Diluted	0.45	0.37	1.16	1.05
Weighted average common shares outstanding:
Basic	1,356.2	1,397.4	1,364.2	1,401.3
Diluted	1,361.9	1,406.2	1,370.4	1,410.8

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
(in millions, except share and per share data)	2024	2023
Assets
Current assets:
Cash and cash equivalents	$552	$267
Restricted cash and restricted cash equivalents	8	—
Trade accounts receivable, net	1,448	1,368
Inventories	1,351	1,142
Prepaid expenses and other current assets	743	598
Total current assets	4,102	3,375
Property, plant and equipment, net	2,794	2,699
Investments in unconsolidated affiliates	1,492	1,387
Goodwill	20,078	20,202
Other intangible assets, net	23,072	23,287
Other non-current assets	1,139	1,149
Deferred tax assets	41	31
Total assets	$52,718	$52,130
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	3,133	3,597
Accrued expenses	1,288	1,242
Structured payables	70	117
Short-term borrowings and current portion of long-term obligations	2,472	3,246
Other current liabilities	736	714
Total current liabilities	7,699	8,916
Long-term obligations	12,413	9,945
Deferred tax liabilities	5,736	5,760
Other non-current liabilities	1,901	1,833
Total liabilities	27,749	26,454
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,356,443,009 and 1,390,446,043 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	14	14
Additional paid-in capital	19,692	20,788
Retained earnings	5,249	4,559
Accumulated other comprehensive income	14	315
Total stockholders' equity	24,969	25,676
Total liabilities and stockholders' equity	$52,718	$52,130

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	First Nine Months
(in millions)	2024	2023
Operating activities:
Net income	$1,585	$1,488
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	310	299
Amortization of intangibles	100	103
Other amortization expense	140	136
Provision for sales returns	50	42
Deferred income taxes	21	(22)
Employee stock-based compensation expense	76	86
Loss (gain) on disposal of property, plant, and equipment	19	(3)
Unrealized loss (gain) on foreign currency	14	(4)
Unrealized loss on derivatives	23	44
Settlements of interest rate contracts	—	54
Equity in earnings of unconsolidated affiliates	(22)	(24)
Earned equity	(64)	(2)
Impairment of intangible assets	—	2
Other, net	9	(3)
Changes in assets and liabilities:
Trade accounts receivable	(148)	170
Inventories	(220)	(31)
Income taxes receivable and payables, net	(7)	(39)
Other current and non-current assets	(204)	(159)
Accounts payable and accrued expenses	(275)	(1,155)
Other current and non-current liabilities	(37)	50
Net change in operating assets and liabilities	(891)	(1,164)
Net cash provided by operating activities	1,370	1,032
Investing activities:
Acquisitions of businesses	(85)	—
Purchases of property, plant, and equipment	(398)	(271)
Proceeds from sales of property, plant, and equipment	1	9
Purchases of intangibles	(49)	(55)
Investments in unconsolidated affiliates	(7)	(308)
Other, net	—	2
Net cash used in investing activities	(538)	(623)
Financing activities:
Proceeds from issuance of Notes	3,000	—
Repayments of Notes	(1,150)	—
Net (repayment) issuance of commercial paper	(153)	750
Proceeds from structured payables	39	91
Repayments of structured payables	(89)	(105)
Cash dividends paid	(883)	(842)
Repurchases of common stock	(1,105)	(457)
Tax withholdings related to net share settlements	(58)	(57)
Payments on finance leases	(83)	(74)
Other, net	(22)	(3)
Net cash used in financing activities	(504)	(697)
Cash, cash equivalents, restricted cash, and restricted cash equivalents:
Net change from operating, investing and financing activities	328	(288)
Effect of exchange rate changes	(35)	13
Beginning balance	267	535
Ending balance	$560	$260

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(UNAUDITED)

	Third Quarter		First Nine Months
(in millions)	2024	2023	2024	2023
Net Sales
U.S. Refreshment Beverages	$2,390	$2,270	$6,890	$6,607
U.S. Coffee	976	1,012	2,837	2,913
International	525	523	1,554	1,427
Total net sales	$3,891	$3,805	$11,281	$10,947

Income from Operations
U.S. Refreshment Beverages	$722	$676	$2,054	$1,795
U.S. Coffee	254	293	730	775
International	157	139	419	331
Unallocated corporate costs	(231)	(212)	(675)	(652)
Total income from operations	$902	$896	$2,528	$2,249

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)
The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the Company's results, trends and ongoing performance on a comparable basis.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP that do not have an offsetting risk reflected within the financial results, as well as the unrealized mark-to-market impact of our Vita Coco investment; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) transaction costs for significant business combinations (completed or abandoned); (vii) non-cash changes in deferred tax liabilities related to goodwill and other intangible assets as a result of tax rate or apportionment changes; and (viii) other certain items that are excluded for comparison purposes to prior year periods.
For the third quarter and first nine months of 2024, the other certain items excluded for comparison purposes include (i) productivity expenses; (ii) restructuring expenses associated with the 2023 CEO Succession and Associated Realignment; (iii) costs related to significant non-routine legal matters, including the antitrust litigation; (iv) restructuring expenses associated with the 2024 Network Optimization; and (v) the impact of the step-up of acquired inventory associated with the Kalil acquisition.
For the third quarter and first nine months of 2023, the other certain items excluded for comparison purposes include (i) productivity expenses; (ii) restructuring expenses associated with the 2023 CEO Succession and Associated Realignment; (iii) impairment recognized on certain intangible assets; and (iv) costs related to significant non-routine legal matters, including the antitrust litigation. Additionally, during the first nine months of 2023, the non-cash changes in deferred tax liabilities related to goodwill and other intangible assets included an immaterial non-cash true-up of the valuation of foreign deferred tax liabilities related to a prior period.
Constant currency adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates.
For the third quarter and first nine months of 2024 and 2023, the supplemental financial data set forth below includes reconciliations of adjusted and constant currency adjusted financial measures to the applicable financial measure presented in the unaudited condensed consolidated financial statements for the same period.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Gross profit	Gross margin	Income from operations	Operating margin
For the Third Quarter of 2024
Reported	$2,140	55.0%	$902	23.2%
Items Affecting Comparability:
Mark to market	2		34
Amortization of intangibles	—		33
Stock compensation	—		4
Restructuring - 2023 CEO Succession and Associated Realignment	—		3
Productivity	19		30
Non-routine legal matters	—		3
Inventory step-up	4		4
Transaction costs	—		13
Restructuring - 2024 Network Optimization	13		24
Adjusted	$2,178	56.0%	$1,050	27.0%
Impact of foreign currency		—%		—%
Constant currency adjusted		56.0%		27.0%

For the Third Quarter of 2023
Reported	$2,111	55.5%	$896	23.5%
Items Affecting Comparability:
Mark to market	(13)		(34)
Amortization of intangibles	—		34
Stock compensation	—		4
Restructuring - 2023 CEO Succession and Associated Realignment	—		27
Productivity	25		52
Impairment of intangible assets	—		2
Non-routine legal matters	—		2
Transaction costs	—		1
Adjusted	$2,123	55.8%	$984	25.9%
Refer to pages A-8 and A-9 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Diluted earnings per share
For the Third Quarter of 2024
Reported	$106	$802	$186	23.2%	$616	$0.45
Items Affecting Comparability:
Mark to market	54	(21)	(7)		(14)	(0.01)
Amortization of intangibles	—	33	8		25	0.02
Amortization of fair value debt adjustment	(4)	4	1		3	—
Stock compensation	—	4	—		4	—
Restructuring - 2023 CEO Succession and Associated Realignment	—	3	1		2	—
Productivity	—	30	7		23	0.02
Non-routine legal matters	—	3	—		3	—
Inventory step-up	—	4	1		3	—
Transaction costs	—	13	2		11	0.01
Restructuring - 2024 Network Optimization	—	24	6		18	0.01
Adjusted	$156	$899	$205	22.8%	$694	$0.51
Impact of foreign currency				0.1%
Constant currency adjusted				22.9%

For the Third Quarter of 2023
Reported	$237	$664	$146	22.0%	$518	$0.37
Items Affecting Comparability:
Mark to market	(114)	82	20		62	0.04
Amortization of intangibles	—	34	9		25	0.02
Amortization of fair value of debt adjustment	(5)	5	1		4	—
Stock compensation	—	4	3		1	—
Restructuring - 2023 CEO Succession and Associated Realignment	—	27	6		21	0.01
Productivity	—	52	12		40	0.03
Impairment of intangible assets	—	2	—		2	—
Non-routine legal matters	—	2	—		2	—
Transaction costs	—	1	—		1	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	3		(3)	—
Adjusted	$118	$873	$200	22.9%	$673	$0.48

Change - adjusted	32.2%				3.1%	6.3%
Impact of foreign currency	—%				0.8%	—%
Change - constant currency adjusted	32.2%				3.9%	6.3%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY
ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

	U.S. Refreshment Beverages	U.S. Coffee	International	Unallocated corporate costs	Total
For the Third Quarter of 2024
Reported - Income from Operations	$722	$254	$157	$(231)	$902
Items Affecting Comparability:
Mark to market	—	—	—	34	34
Amortization of intangibles	5	24	4	—	33
Stock compensation	—	—	—	4	4
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	3	3
Productivity	—	19	—	11	30
Non-routine legal matters	—	—	—	3	3
Inventory step-up	4	—	—	—	4
Transaction costs	—	—	—	13	13
Restructuring - 2024 Network Optimization	11	12	—	1	24
Adjusted - Income from Operations	$742	$309	$161	$(162)	$1,050

Change - adjusted	6.8%	(7.2)%	11.0%	(14.3)%	6.7%
Impact of foreign currency	—%	—%	5.6%	—%	0.8%
Change - constant currency adjusted	6.8%	(7.2)%	16.6%	(14.3)%	7.5%

For the Third Quarter of 2023
Reported - Income from Operations	$676	$293	$139	$(212)	$896
Items Affecting Comparability:
Mark to market	—	—	—	(34)	(34)
Amortization of intangibles	4	24	6	—	34
Stock compensation	—	—	—	4	4
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	27	27
Productivity	13	16	—	23	52
Impairment of intangible assets	2	—	—	—	2
Non-routine legal matters	—	—	—	2	2
Transaction costs	—	—	—	1	1
Adjusted - Income from Operations	$695	$333	$145	$(189)	$984

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY
ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

	Reported	Impact of Foreign Currency	Constant Currency
For the third quarter of 2024
Change in net sales
U.S. Refreshment Beverages	5.3%	—%	5.3%
U.S. Coffee	(3.6)	—	(3.6)
International	0.4	6.1	6.5
Total change in net sales	2.3	0.8	3.1

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the third quarter of 2024
Operating margin
U.S. Refreshment Beverages	30.2%	0.8%	31.0%	—%	31.0%
U.S. Coffee	26.0	5.7	31.7	—	31.7
International	29.9	0.8	30.7	(0.4)	30.3
Total operating margin	23.2	3.8	27.0	—	27.0

	Reported	Items Affecting Comparability	Adjusted
For the third quarter of 2023
Operating margin
U.S. Refreshment Beverages	29.8%	0.8%	30.6%
U.S. Coffee	29.0	3.9	32.9
International	26.6	1.1	27.7
Total operating margin	23.5	2.4	25.9

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Gross profit	Gross margin	Income from operations	Operating margin
For the First Nine Months of 2024
Reported	$6,252	55.4%	$2,528	22.4%
Items Affecting Comparability:
Mark to market	5		10
Amortization of intangibles	—		100
Stock compensation	—		11
Restructuring - 2023 CEO Succession and Associated Realignment	—		16
Productivity	53		111
Non-routine legal matters	—		5
Inventory step-up	4		4
Transaction costs	—		15
Restructuring - 2024 Network Optimization	15		45
Adjusted	$6,329	56.1%	$2,845	25.2%
Impact of foreign currency		—%		—%
Constant currency adjusted		56.1%		25.2%

For the First Nine Months of 2023
Reported	$5,896	53.9%	$2,249	20.5%
Items Affecting Comparability:
Mark to market	(18)		(32)
Amortization of intangibles	—		103
Stock compensation	—		13
Restructuring - 2023 CEO Succession and Associated Realignment	—		27
Productivity	89		188
Impairment of intangible assets	—		2
Non-routine legal matters	—		5
Transaction costs	—		1
Adjusted	$5,967	54.5%	$2,556	23.3%

Refer to pages A-12 and A-13 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Diluted earnings per share
For the First Nine Months of 2024
Reported	$488	$2,068	$483	23.4%	$1,585	$1.16
Items Affecting Comparability:
Mark to market	(13)	19	(1)		20	0.01
Amortization of intangibles	—	100	25		75	0.05
Amortization of deferred financing costs	(1)	1	—		1	—
Amortization of fair value debt adjustment	(11)	11	2		9	0.01
Stock compensation	—	11	2		9	0.01
Restructuring - 2023 CEO Succession and Associated Realignment	—	16	4		12	0.01
Productivity	—	111	27		84	0.06
Non-routine legal matters	—	5	1		4	—
Inventory step-up	—	4	1		3	—
Transaction costs	—	15	3		12	0.01
Restructuring - 2024 Network Optimization	—	45	11		34	0.02
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	6		(6)	—
Adjusted	$463	$2,406	$564	23.4%	$1,842	$1.34
Impact of foreign currency				0.2%
Constant currency adjusted				23.6%

For the First Nine Months of 2023
Reported	$432	$1,858	$370	19.9%	$1,488	$1.05
Items Affecting Comparability:
Mark to market	(74)	26	6		20	0.01
Amortization of intangibles	—	103	25		78	0.06
Amortization of deferred financing costs	(1)	1	—		1	—
Amortization of fair value of debt adjustment	(14)	14	3		11	0.01
Stock compensation	—	13	6		7	—
Restructuring - 2023 CEO Succession and Associated Realignment	—	27	6		21	0.01
Productivity	—	188	45		143	0.10
Impairment of intangible assets	—	2	—		2	—
Non-routine legal matters	—	5	1		4	—
Transaction costs	—	1	—		1	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	28		(28)	(0.02)
Adjusted	$343	$2,238	$490	21.9%	$1,748	$1.24

Change - adjusted	35.0%				5.4%	8.1%
Impact of foreign currency	—%				(0.1)%	—%
Change - Constant currency adjusted	35.0%				5.3%	8.1%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY
ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

	U.S. Refreshment Beverages	U.S. Coffee	International	Unallocated corporate costs	Total
For the First Nine Months of 2024
Reported - Income from Operations	$2,054	$730	$419	$(675)	$2,528
Items Affecting Comparability:
Mark to market	—	—	(7)	17	10
Amortization of intangibles	15	75	10	—	100
Stock compensation	—	—	—	11	11
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	16	16
Productivity	3	53	—	55	111
Non-routine legal matters	—	—	—	5	5
Inventory step-up	4	—	—	—	4
Transaction costs	—	—	—	15	15
Restructuring - 2024 Network Optimization	11	33	—	1	45
Adjusted - Income from Operations	$2,087	$891	$422	$(555)	$2,845

Change - adjusted	12.9%	(2.1)%	22.3%	1.3%	11.3%
Impact of foreign currency	—%	—%	0.9%	—%	0.1%
Change - constant currency adjusted	12.9%	(2.1)%	23.2%	1.3%	11.4%

For the First Nine Months of 2023
Reported - Income from Operations	$1,795	$775	$331	$(652)	$2,249
Items Affecting Comparability:
Mark to market	—	—	—	(32)	(32)
Amortization of intangibles	14	75	14	—	103
Stock compensation	—	—	—	13	13
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	27	27
Productivity	38	60	—	90	188
Impairment of intangible assets	2	—	—	—	2
Non-routine legal matters	—	—	—	5	5
Transaction costs	—	—	—	1	1
Adjusted - Income from Operations	$1,849	$910	$345	$(548)	$2,556

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

	Reported	Impact of Foreign Currency	Constant Currency
For the first nine months of 2024:
Change in net sales
U.S. Refreshment Beverages	4.3%	—%	4.3%
U.S. Coffee	(2.6)	—	(2.6)
International	8.9	0.6	9.5
Total change in net sales	3.1	—	3.1

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the first nine months of 2024:
Operating margin
U.S. Refreshment Beverages	29.8%	0.5%	30.3%	—%	30.3%
U.S. Coffee	25.7	5.7	31.4	—	31.4
International	27.0	0.2	27.2	—	27.2
Total operating margin	22.4	2.8	25.2	—	25.2

	Reported	Items Affecting Comparability	Adjusted
For the first nine months of 2023:
Operating margin
U.S. Refreshment Beverages	27.2%	0.8%	28.0%
U.S. Coffee	26.6	4.6	31.2
International	23.2	1.0	24.2
Total operating margin	20.5	2.8	23.3

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(UNAUDITED)

(in millions, except for ratio)
ADJUSTED EBITDA RECONCILIATION - LAST TWELVE MONTHS
Net income	$2,278
Interest expense, net	552
Provision for income taxes	689
Depreciation expense	413
Other amortization	185
Amortization of intangibles	134
EBITDA	$4,251
Items affecting comparability:
Restructuring - 2023 CEO Succession and Associated Realignment	$24
Productivity	154
Restructuring - 2024 Network Optimization	45
Non-routine legal matters	5
Inventory step-up	4
Stock compensation	15
Transaction costs	16
Mark to market	46
Adjusted EBITDA	$4,560

September 30,
2024
Principal amounts of:
Commercial paper notes	$1,943
Senior unsecured notes	13,093
Total principal amounts	15,036
Less: Cash and cash equivalents	552
Total principal amounts less cash and cash equivalents	$14,484

September 30, 2024 Management Leverage Ratio	3.2

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA - LAST TWELVE MONTHS
(UNAUDITED)

(in millions)	FOURTH QUARTER OF 2023	FIRST NINE MONTHS OF 2024	LAST TWELVE MONTHS
Net income	$693	$1,585	$2,278
Interest expense, net	64	488	552
Provision for income taxes	206	483	689
Depreciation expense	103	310	413
Other amortization	45	140	185
Amortization of intangibles	34	100	134
EBITDA	$1,145	$3,106	$4,251
Items affecting comparability:
Restructuring - 2023 CEO Succession and Associated Realignment	$8	$16	$24
Productivity	66	88	154
Restructuring - 2024 Network Optimization	—	45	45
Nonroutine legal matters	—	5	5
Inventory step-up	—	4	4
Stock compensation	4	11	15
Transaction costs	1	15	16
Mark to market	40	6	46
Adjusted EBITDA	$1,264	$3,296	$4,560

KEURIG DR PEPPER INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. For the third quarter of 2024 and 2023, there were no certain items excluded for comparison to prior year periods.

	First Nine Months
(in millions)	2024	2023
Net cash provided by operating activities	$1,370	$1,032
Purchases of property, plant and equipment	(398)	(271)
Proceeds from sales of property, plant and equipment	1	9
Free Cash Flow	$973	$770